Exhibit 4.4
Notwithstanding anything herein to the contrary, the liens and security interests granted to Agent pursuant to this Agreement and the exercise of any right or remedy by Agent hereunder are subject to the provisions of the Intercreditor Agreement dated as of January 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Capital Finance, LLC, as ABL Agent, Wells Fargo Bank, National Association, as trustee and collateral agent under the Indenture, as Agent, and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”) is dated as of January 25, 2011, among the Grantors listed on the signature pages hereof and those additional Persons that hereafter become parties hereto by executing a Joinder Agreement (each, a “Grantor,” and collectively, the “Grantors”), and Wells Fargo Bank, National Association, not in its individual capacity, but solely in its capacity as collateral agent under the Indenture (in such capacity, together with its successors and assigns in such capacity, “Agent”).
WITNESSETH:
     WHEREAS, pursuant to that certain Indenture of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”) by and among Exide Technologies, a Delaware corporation (the “Company”) and Wells Fargo Bank, National Association, as trustee (in such capacity, together with its successors and assigns, the “Trustee”), on behalf of the holders (the “Noteholders”) of the Notes (as defined below), pursuant to which the Company is issuing $675,000,000 aggregate principal amount of its 8⅝% Senior Secured Notes due 2018 (and, together with any Additional Notes and Exchange Notes (as defined in the Indenture) which may be issued from time to time under the Indenture, the “Notes”), which, in accordance with the terms of the Indenture, are or will be guaranteed by each of the other Grantors;
     WHEREAS, the Trustee has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, directed to enter into this Agreement;
     WHEREAS, following the date hereof, the Grantors may incur Permitted Additional Pari Passu Obligations (as defined in the Indenture) which are secured equally and ratably with the Grantors’ obligations in respect of the Notes in accordance with Section 28 of this Agreement;
     WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes and any Additional Pari Passu Agreement and each is, therefore, willing to enter into this Agreement;
     WHEREAS, the Grantors are executing and delivering this Agreement pursuant to the terms of the Indenture to induce Agent to enter into the Indenture and induce the Noteholders to purchase the Notes; and
     WHEREAS, this Agreement is made by the Grantors in favor of Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Obligations.

     NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture or, if not defined in the Indenture, the meanings ascribed thereto in the Intercreditor Agreement. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Indenture; provided, however, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:
     (a) “Account” means an account (as that term is defined in the Code).
     (b) “Account Debtor” means an account debtor (as that term is defined in the Code).
     (c) “Additional Pari Passu Agent” means the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any Additional Pari Passu Agreement.
     (d) “Additional Pari Passu Agreement” means the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations.
     (e) “Additional Pari Passu Joinder Agreement” means an agreement substantially in the form of Exhibit E.
     (f) “After Acquired Mortgaged Property” has the meaning specified therefor in Section 2.2.
     (g) “Agent” has the meaning specified therefor in the preamble to this Agreement.
     (h) “Agent’s Lien” means the Liens granted by the Company and the Guarantors (if any) to Agent under the Indenture, this Agreement and the other Security Documents.
     (i) “Agreement” has the meaning specified therefor in the preamble to this Agreement.
     (j) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).
     (k) “Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.
     (l) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
     (m) “Collateral” has the meaning specified therefor in Section 2.
     (n) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1.
     (o) “Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 5 to this Agreement, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, and violations thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.
     (p) “Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit A.
     (q) “Deposit Account” means a deposit account (as that term is defined in the Code).
     (r) “Documents” means documents (as that term is defined in the Code).
     (s) “Equipment” means equipment (as that term is defined in the Code).
     (t) “Event of Default” has the meaning specified therefor in the Indenture or under any Additional Pari Passu Agreement.
     (u) “Excluded Accounts” means (x) deposit accounts the balance of which consists exclusively of withheld income taxes, employment taxes or amounts required to be paid over to certain employee benefit plans and (y) segregated deposit accounts constituting tax, payroll and trust accounts,
     (v) “Fixtures” means fixtures (as that term is defined in the Code).
     (w) “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.
     (x) “Governmental Authority” means any foreign, federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
     (y) “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.
     (z) “Guarantee” has the meaning specified therefor in the Indenture.
     (aa) “Indenture” has the meaning specified thereof in the recitals to this Agreement.
     (bb) “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Bankruptcy Law or any assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, receivership, dissolution, liquidation, or other similar relief.
     (cc) “Intellectual Property” means any and all (i) Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof, (ii) all copies and embodiments of any of the foregoing (in whatever form or medium); (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, and violations thereof, and (v) all rights corresponding thereto throughout the world.
     (dd) “Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Schedule 5 to this Agreement, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Security Documents and (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect to clause (i) and (ii) above, including payments there under and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future breach, infringements, misappropriations, or violations thereof, and (v) all rights corresponding thereto throughout the world.
     (ee) “Inventory” means inventory (as that term is defined in the Code).

     (ff) “Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.
     (gg) “Joinder Agreement” means a joinder agreement executed by a new Grantor substantially in the form attached hereto as Exhibit F.
     (hh) “Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.
     (ii) “Material Adverse Change” means (i) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the Company and its Subsidiaries ability, taken as a whole, to perform their obligations under the Indenture, each Additional Pari Passu Agreement, if any, this Agreement or the other Security Documents to which they are parties or of any Secured Party’s ability to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse effect on the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of any Grantor.
     (jj) “Material Copyrights” has the meaning specified therefor in Section 5(d)(iv).
     (kk) “Material Intellectual Property” has the meaning specified therefor in Section 5(d)(i).
     (ll) “Material Patents” has the meaning specified therefor in Section 5(d)(iv).
     (mm) “Material Pledged Note” has the meaning specified therefor in Section 5(h).
     (nn) “Material Trademarks” has the meaning specified therefor in Section 5(d)(iv).
     (oo) “Mortgage” means an agreement, including, but not limited to, a mortgage, deed of trust or any other document creating and evidencing a Lien on a Mortgaged Property in favor of or for the benefit of Agent on behalf of the Secured Parties, which shall be in a form which is effective to grant a Lien in favor of or for the benefit of Agent on behalf of the Secured Parties enforceable against the applicable Grantor and creates rights in favor of or for the benefit of Agent on behalf of the Secured Parties in respect of the applicable Mortgaged Property in form and substance substantially the same as the mortgages of the Grantors in favor of or for the benefit of Agent provided on the Issue Date, in each case, with such schedules and including such provisions as shall be necessary or desirable to conform such document to applicable local law or as shall be customary under applicable local law.
     (pp) “Mortgaged Property” means (i) each of the owned Real Properties identified on Schedule 6 to this Agreement and (ii) each After Acquired Mortgaged Property.

     (qq) “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).
     (rr) “Noteholders” has the meaning specified therefor in the recitals to this Agreement.
     (ss) “Notes” has the meaning specified therefor in the recitals to this Agreement.
     (tt) “Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, (including, without limitation, reasonable attorney’s fees and expenses that occur subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding whether or not allowed or allowable as a claim under applicable state, federal or foreign law) payable under any of (i) the Indenture (including the Indenture Obligations (as defined in the Indenture), but (except to the extent constituting Permitted Additional Pari Passu Obligations) excluding any Additional Notes and provisions in the Indenture relating solely to such Additional Notes), (ii) the Notes, (iii) any Additional Pari Passu Agreement and (iv) the documentation relating to any other Permitted Additional Pari Passu Obligations; provided that no obligations in respect of Permitted Additional Pari Passu Obligations (other than obligations with respect to Additional Notes) shall constitute “Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed an Additional Pari Passu Joinder Agreement in the form of Exhibit E hereto.
     (uu) “Organizational Documents” means, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.
     (vv) “Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule 5 to this Agreement, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, or violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, or violations thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.
     (ww) “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit B.
     (xx) “Permitted Collateral Liens” has the meaning specified therefor in the Indenture.

     (yy) “Pledged Companies” means each Person listed on Schedule 2 as a “Pledged Company,” together with each other Person, all or a portion of whose Capital Stock is acquired or otherwise owned by a Grantor after the Issue Date.
     (zz) “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Capital Stock now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Capital Stock, the right to receive any certificates representing any of the Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.
     (aaa) “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.
     (bbb) “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.
     (ccc) “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.
     (ddd) “Proceeds” has the meaning specified therefor in Section 2.
     (eee) “PTO” means the United States Patent and Trademark Office.
     (fff) “Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether in fee or by lease, license or other means, together with, in each case, but only to the extent constituting real property under applicable local law, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
     (ggg) “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
     (hhh) “Required Secured Parties” means the holders of a majority in aggregate principal amount of (i) the Notes and (ii) any Indebtedness constituting Permitted Additional Pari Passu Obligations, in each case, excluding any holder of such Indebtedness whose vote is required to be disregarded under the Indenture or the applicable Additional Pari Passu Agreement.
     (iii) “Restricted Subsidiary” has the meaning specified therefor in the Indenture.

     (jjj) “Secured Parties” means, collectively, Agent, the Trustee, each Additional Pari Passu Agent, the Noteholders and any other holders of Obligations.
     (kkk) “Securities Account” means a securities account (as that term is defined in the Code).
     (lll) “Security Interest” has the meaning specified therefor in Section 2.
     (mmm) “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.
     (nnn) “Third Party Agreements” has the meaning specified therefor in Section 27.
     (ooo) “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 5 to this Agreement, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements, misappropriations, violations, and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.
     (ppp) “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit D.
     (qqq) “Trustee” has the meaning specified therefor in the recitals to this Agreement.
     (rrr) “URL” means “uniform resource locator,” an internet web address.
     2. Grant of Security.
          2.1 Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of the Secured Parties, to secure the Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):
     (a) all of such Grantor’s Accounts;
     (b) all of such Grantor’s Books;
     (c) all of such Grantor’s Chattel Paper;
     (d) all of such Grantor’s Deposit Accounts;
     (e) all of such Grantor’s Goods, Equipment and Fixtures;
     (f) all of such Grantor’s General Intangibles;

     (g) all of such Grantor’s Intellectual Property and Intellectual Property Licenses;
     (h) all of such Grantor’s Documents;
     (i) all of such Grantor’s Inventory;
     (j) all of such Grantor’s Investment Related Property;
     (k) all of such Grantor’s Negotiable Collateral;
     (l) all of such Grantor’s Supporting Obligations;
     (m) all of such Grantor’s Commercial Tort Claims;
     (n) all of such Grantor’s money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any other Secured Party; and
     (o) all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guarantee payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Grantor or Agent from time to time with respect to any of the Investment Related Property.
     Notwithstanding anything contained in this Agreement to the contrary, and except for so long as such Collateral constitutes ABL Collateral (as defined in the Intercreditor Agreement (and which, for the avoidance of doubt, shall exclude Excluded Foreign Collateral (as defined in the Intercreditor Agreement))), the term “Collateral” shall not include (collectively, “Excluded Assets”): (i) (x) voting Capital Stock of any Foreign Subsidiary, solely to the extent that such Capital Stock represents more than 65% of the outstanding voting Capital Stock of such Foreign Subsidiary; and (y) any Capital Stock of a Person that is not a Subsidiary of the Company to the extent, and for so long as, a pledge of such Capital Stock is prohibited by such Person’s organizational documents or any shareholders agreement or joint venture agreement relating to such Capital Stock; (ii) Government Grant Property to the extent and for so long as any applicable law, rule or regulation governing the grant related to such Government Grant Property prohibits or otherwise restricts such Government Grant Property from being encumbered or subject to any Lien or other similar restriction; (iii) any rights or interest in any contract, lease, permit, license, license agreement or other agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, license agreement or other agreement, or applicable law with respect thereto, the grant of a security interest or lien therein would violate applicable law or result in the invalidation thereof or provide any party thereto with a right of termination of such contract, lease, permit, license or license agreement or other agreement has not been obtained (provided that, (A) the foregoing exclusions of this clause (iii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, license agreement or other agreement and (B) the foregoing exclusions of clauses (i) and (iii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s, any other Secured Party’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement or other agreement, or Capital Stock (including any Accounts or Capital Stock), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, license, other agreement, or Capital Stock); (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (v) (A) any fee interest in real property of any Grantor, including all fixtures, easements and appurtenances related thereto (other than the real property, including fixtures, easements and appurtenances related thereto, (1) listed on Schedule 6 that is subject to a Mortgage or (2) required to become subject to a Mortgage pursuant to Section 2.2 of this Agreement and (B) any leasehold interest in any real property of any Grantor, as tenant, including all fixtures, easements and appurtenances relating thereto; (vi) assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the applicable Grantor; (vii) to the extent not constituting collateral for the ABL Obligations, (x) assets and proceeds thereof securing Indebtedness permitted to be incurred under clause (9) or (15) of the definition of “Permitted Indebtedness” set forth in the Indenture to the extent such Indebtedness prohibits the granting of a security interest in such assets and proceeds thereof and (y) assets and proceeds thereof subject to Liens pursuant to clause (15) of the definition of “Permitted Liens” set forth in the Indenture to the extent and for so long as the agreements relating to such Liens prohibit such assets from being Collateral; (viii) motor vehicles, aircraft and other assets subject to certificates of title to the extent that a Lien therein cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the applicable Grantor; (ix) any property or assets owned by a Foreign Subsidiary or any other Subsidiary that, in each case, is not required to be a Grantor; (x) Excluded Accounts; or (xi) proceeds and products of any and all of the foregoing Excluded Assets described in clauses (i) through (x) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (i) through (x) above. For the avoidance of doubt, any assets (including, without limitation, the Capital Stock of Exide Holding Asia PTE Limited) held by the Company solely in its capacity as the general partner of and for the benefit of Exide Global Holding Netherlands C.V. shall be deemed to be assets of Exide Global Holding Netherlands C.V. and shall not be considered to be assets or Collateral of the Company.
     In addition, notwithstanding anything herein to the contrary, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock or other securities of such Grantor secure the Notes or any Permitted Additional Pari Passu Obligations affected thereby, then the Capital Stock and such other securities of such Subsidiary will automatically be deemed not to be part of the Collateral securing the Notes or Permitted Additional Pari Passu Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement and only with respect to Obligations affected thereby; provided, however, that, for the avoidance of doubt, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock or other securities to secure the Notes or any Permitted Additional Pari Passu Obligations in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes or Permitted Additional Pari Passu Obligations but only to the extent necessary to not be subject to any such financial statement requirement.
          2.2 The Obligations shall also be secured by (i) Mortgages upon all Real Property and Fixtures located thereon owned by each Grantor and listed on Schedule 6 hereto and (ii) to the extent not excluded from “Collateral” pursuant to Section 2.1 hereof, all Real Property located in the United States and acquired in fee simple following the Issue Date with a fair market value (as defined in the Indenture) of $2,500,000 or more as of the date of acquisition (an “After Acquired Mortgaged Property”). The Grantors shall provide a Mortgage in favor of Agent in any After Acquired Mortgaged Property within 90 days (or such greater number of days as the Agent may agree) following the date of acquisition thereof. The amount of Obligations secured by any Real Property which becomes a Mortgaged Property following the Issue Date shall be limited to an amount equal to no more than 100% of the replacement cost of such Mortgaged Property in the event that such Mortgaged Property is located in a jurisdiction that imposes mortgage recording or similar taxes. In the event that any Permitted Additional Pari Passu Obligations are incurred following the Issue Date, the Grantors shall notify Agent thereof in writing and take all such action as may be reasonably required to amend each then existing Mortgage in order to cause such Permitted Additional Pari Passu Obligations to be secured equally and ratably with the then-existing Obligations. In connection with the provision of any Mortgage or any amendment to any Mortgage pursuant to this Section 2.2, the related Grantors will provide to Agent (i) an opinion of counsel consistent with those provided on the issue Date with respect to the Mortgages, (ii) a title insurance policy issued by Fidelity National Title Insurance Company or such other nationally-recognized title insurer as shall be reasonably selected by the relevant Grantor (the “Title Company”) (or modification and date down endorsements to existing title insurance policy) providing title insurance in an amount consistent with the manner in which the amounts were determined on the Issue Date and including such endorsements, exceptions and other similar items which are consistent with those provided on the Issue Date, (iii) evidence of the insurance required under Section 6(o) hereof, (iv) survey (or an existing survey together with an “affidavit of no change”) in such form as shall be reasonably acceptable to the Title Company to allow the Title Company to issue the so-called comprehensive endorsement, to remove the standard survey exception from such policy and to issue survey related endorsements consistent with those provided on the Issue Date, (v) fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdiction in which the Mortgaged Property are located, required to perfect the security interests in fixtures purported to be created by the Mortgage, and (vi) such other items which the Agent determines in good faith are consistent with those provided on the Issue Date.
     3. Security for Obligations. The Security Interest created hereby secures the payment and performance of the Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantors, or any of them, to the Secured Parties or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.

     4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture or any Additional Pari Passu Agreement, the Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Indenture and each Additional Pari Passu Agreement, if any. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) Agent has notified the applicable Grantor of Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 15.
     5. Representations and Warranties. Each Grantor hereby represents and warrants to Agent, for the benefit of the Secured Parties that:
     (a) The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement as of the Issue Date.
     (b) Schedule 3 sets forth all Real Property owned by any of the Grantors as of the Issue Date.
     (c) As of the Issue Date, Schedule 5 to this Agreement provides a true, correct, and complete listing of all Intellectual Property registered with any Governmental Authority of the United States and other Material Intellectual Property that constitutes Collateral as to which any Grantor is the owner or is a licensee.
     (d) i) each Grantor owns exclusively or holds licenses in, or otherwise has to its knowledge the right to use, all Intellectual Property and Intellectual Property Licenses that are necessary to the conduct of its business, and the loss of which could reasonably be expected to have a Material Adverse Change (collectively, “Material Intellectual Property”);
     (i) to each Grantor’s knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change;
     (ii) (A) to each Grantor’s knowledge, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case under (1) and (2), except where such infringement or misappropriation either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change, and (B) there are no pending, or to any Grantor’s knowledge, threatened infringement or misappropriation claims or proceedings pending against any Grantor, and no Grantor has received any notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change;
     (iii) to each Grantor’s knowledge after reasonable inquiry, all registered Copyrights with respect to which the loss of rights therein could reasonably be expected to have a Material Adverse Change (collectively, “Material Copyrights”), registered Trademarks with respect to which the loss of rights therein could reasonably be expected to have a Material Adverse Change (collectively, “Material Trademarks”), and issued Patents with respect to which the loss of rights therein could reasonably be expected to have a Material Adverse Change (collectively, “Material Patents”) that are owned by such Grantor and necessary in to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Material Copyrights, Material Trademarks, and Material Patents in full force and effect; and
     (iv) each Grantor has taken reasonable steps to (1) have all employees and contractors of each Grantor who were involved in the creation or development of Material Intellectual Property sign agreements containing assignment of such Material Intellectual Property rights to such Grantor, and (2) maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned or used by such Grantor except, in the case of clauses (1) and (2), to the extent the failure to do so could not reasonably be expected to have a Material Adverse Change.
     (e) This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 4. Upon the making of such filings, Agent shall have (a) a first priority perfected security interest (subject to Permitted Collateral Liens) in the Notes Priority Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement and (b) a second priority perfected security interest (subject to Permitted Collateral Liens) in the ABL Priority Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. Upon filing of the Copyright Security Agreement with the United States Copyright Office, filing of the Patent Security Agreement and the Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 4, all action necessary or desirable in the United States to protect and perfect the Security Interest in and on each Grantor’s Patents, Trademarks, or Copyrights that are registered, or with respect to which applications for registration have been filed, in the United States has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.
     (f) (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens (other than Permitted Collateral Liens), of the Pledged Interests indicated on Schedule 2 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Issue Date; (ii) to the extent applicable to any such Pledged Interests, all of the Pledged

Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Capital Stock of the Pledged Companies of such Grantor identified on Schedule 2 as supplemented or modified by any Pledged Interests Addendum or any Joinder Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Related Property pledged by such Grantor to Agent as provided herein; (iv) subject to Section 30 of this Agreement, all actions necessary or desirable to perfect and establish, or otherwise protect, Agent’s Liens in the Investment Related Property, and the proceeds thereof, will have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 4 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) subject to Section 6(c), with respect to any Securities Accounts, the delivery of control agreements with respect thereto granting “control” (within the meaning of the UCC) over such Securities Account; and (v) each Grantor has delivered to and deposited with Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.
     (g) Subject to Section 30 of this Agreement, no consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.
     (h) As of the Issue Date, there is no default, breach, violation, or event of acceleration existing under any promissory note (as defined in the Code) with an aggregate principal amount outstanding thereunder in excess of $1,000,000 constituting Collateral and pledged hereunder (each a “Material Pledged Note”) and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Material Pledged Note. As of the Issue Date, no Grantor that is an obligee under a Material Pledged Note has waived any default, breach, violation, or event of acceleration under such Material Pledged Note. The only Material Pledged Notes held by any of the Grantors as of the Issue Date are the Notes Intercompany Loans described in the Intercreditor Agreement as of the date hereof and delivered to Agent.
     (i) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or

Pledged Partnership Agreement, provides that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.
     (j) Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Grantor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to result in a Material Adverse Change.
     (k) Such Grantor is duly authorized to execute, deliver and perform the Security Documents to which it is a party. The execution, delivery and performance of the Security Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of equity interests of such Grantor, other than those already obtained; (b) contravene the Organizational Documents of such Grantor; (c) violate or cause a default under any applicable law or any material contract to which such Grantor is a party; (d) subject to Section 30 of this Agreement, require any authorization, approval or other action by, or any notice to or filing with (other than any such filing listed in Schedule 4 to this Agreement), any domestic or foreign governmental authority or regulatory body or consent of any other Person; or (e) result in or require the imposition of any Lien (other than Permitted Collateral Liens) on any property of such Grantor. Each Security Document is a legal, valid and binding obligation of each Grantor party thereto, enforceable in accordance with its terms, except (i) as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable limitations upon the enforcement (whether by an action for specific performance, injunctive relief or otherwise) of remedies or obligations enforceable in a court of equity and the discretion of courts in granting or withholding equitable relief with respect to such enforcement.
     6. Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22:
     (a) Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property (other than Investment Related Property held in a Securities Account), or Chattel Paper, in each case, having an aggregate value or face amount of $1,000,000 (or any value with respect to the Investment Related Property issued by any Subsidiary of such Grantor) or more for all such Negotiable Collateral, Investment Related Property, or Chattel Paper, the Grantors shall promptly (and in any event within ten (10) Business Days after receipt thereof) notify Agent thereof, and if and to the extent that perfection or priority of Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within ten (10) Business Days or such longer period as Agent may agree) shall endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Agent, together with such undated powers (or other relevant document of transfer acceptable to Agent) endorsed in blank, and shall execute such other documents and instruments and do such other acts or things deemed necessary or desirable by Agent to protect Agent’s Security Interest therein.
     (b) Chattel Paper.
          (i) Each Grantor shall promptly (and in any event within ten (10) Business Days or such longer period as Agent may agree), take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper that constitutes Collateral in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform

Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $1,000,000;
          (ii) If any Grantor retains possession of any Chattel Paper or instruments that constitute Collateral with an aggregate value or face amount in excess of $1,000,000 (which retention of possession shall be subject to the extent permitted hereby and by the Indenture and each Additional Pari Passu Agreement, if any), such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Bank, National Association, as Agent for the Secured Parties.”
     (c) Control Agreements.
          (i) As of the date hereof, no Grantor has any Deposit Accounts or Securities Accounts that constitutes Collateral other than the accounts listed in Schedule 7 to this Agreement.
          (ii) No Grantor shall maintain any Deposit Account that constitutes Collateral unless the bank where such Deposit Account is maintained and such Grantor shall have duly executed and delivered to (A) in the case of any Deposit Account constituting ABL Priority Collateral, prior to the Discharge of ABL Obligations, the ABL Agent (as such term is defined in the Intercreditor Agreement) or, thereafter, the Agent or (B) in the case of any Deposit Account not constituting ABL Priority Collateral, the Agent, in each case a control agreement with respect to such Deposit Account granting “control” (within the meaning of the UCC) over such Deposit Account to the Agent or ABL Agent, as applicable; provided that, prior to the Discharge of ABL Obligations no Grantor shall be required to grant “control” over any such Deposit Account constituting ABL Priority Collateral if such Grantor is not required to grant such “control” to the ABL Agent. To the extent that a Grantor is required pursuant to the first sentence of this Section 6(c)(ii) to grant “control” over any Deposit Account prior to the Discharge of ABL Obligations, such requirements shall be deemed satisfied with respect to any Deposit Account constituting ABL Priority Collateral so long as the ABL Agent is a party to a control agreement granting “control” (within the meaning of the UCC) with respect to such Deposit Account to the ABL Agent; provided that upon the Discharge of ABL Obligations each Grantor shall cooperate with the ABL Agent, Agent and each bank to have each control agreement assigned to Agent or replaced with a substantially similar agreement.
          (iii) No Grantor shall maintain any Securities Account that constitutes Collateral unless the securities intermediary or commodities intermediary where such Securities Account is maintained and such Grantor shall have duly executed and delivered to (A) in the case of any Securities Account constituting ABL Priority Collateral, prior to the Discharge of ABL Obligations, the ABL Agent (as such term is defined in the Intercreditor Agreement) or, thereafter, the Agent or (B) in the case of any Securities Account not constituting ABL Priority Collateral, the Agent, in each case a control agreement with respect to such Securities Account granting “control” (within the meaning of the UCC) over such Securities Account to the Agent or ABL Agent, as applicable; provided that, prior to the Discharge of ABL Obligations, no Grantor shall be required to grant “control” over any such Securities Account constituting ABL Priority Collateral if such Grantor is not required to grant such “control” to the ABL Agent. To the extent that a Grantor is required pursuant to the first sentence of this Section 6(c)(iii) to grant “control” over any Securities Account prior to the Discharge of ABL Obligations, such requirements shall be deemed satisfied with respect to any Securities Account constituting ABL Priority Collateral so long as the ABL Agent is a party to a control agreement granting “control” (within the meaning of the UCC) with respect to such Securities Account to the ABL Agent; provided that upon the Discharge of ABL Obligations each Grantor shall cooperate with the ABL Agent, Agent and each securities and commodities intermediary to have each control agreement assigned to Agent or replaced with a substantially similar agreement.
     (d) Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $1,000,000 or more in the aggregate, then the applicable Grantor or the Grantors shall promptly (and in any event within ten (10) Business Days after becoming a beneficiary) notify Agent thereof and promptly (and in any event within ten (10) Business Days or such longer period as Agent may agree) exercise commercially reasonable efforts to grant control over such letters of credit to the Agent by entering into a tri-party agreement with Agent and the issuer or confirming bank with respect to letter-of-credit rights for the purposes of assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent’s Account, all in form and substance satisfactory to Agent.
     (e) Commercial Tort Claims. If the Grantors (or any of them) obtain a Commercial Tort Claim having a value, or involving an asserted claim, in the amount of $1,000,000 or more, then the applicable Grantor or the Grantors shall promptly (and in any event within ten (10) Business Days of obtaining such Commercial Tort Claim) notify Agent upon incurring or otherwise obtaining such Commercial Tort Claims and promptly (and in any event within ten (10) Business Days or such longer period as Agent may agree) amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Agent to give Agent a first priority (subject to Permitted Collateral Liens), perfected security interest in any such Commercial Tort Claim.
     (f) Government Contracts. At any time during the existence and continuation of an Event of Default (and, in the case of any Accounts or Chattel Paper constituting ABL Priority Collateral, only after the Discharge of ABL Obligations), if any Account or Chattel Paper that constitutes Collateral arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Grantors shall promptly (and in any event within ten (10) Business Days of the creation thereof) notify Agent thereof and promptly (and in any event within ten (10) Business Days or such longer period as Agent may agree), but only to the extent not prohibited by the terms of any such contract or applicable Law, use commercial reasonable efforts to execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable Law.
     (g) Intellectual Property.
          (i) (1) If after the Issue Date but prior to the Discharge of ABL Obligations, any Grantor executes and delivers any additional copyright security agreements, trademark security agreements, or patent security agreements, or any supplements thereto, in favor of the ABL Agent and/or files such agreements with the PTO or the United States Copyright Office, as applicable, in each case to further evidence the ABL Agent’s liens in any Intellectual Property that also constitutes Collateral hereunder, then at the time such actions are so taken such Grantor shall also execute and deliver to the Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, or supplements thereto, and, subject to the cooperation of the Collateral Agent, promptly thereafter file such agreements with the PTO and the United States Copyright Office to further evidence Agent’s Lien on such Intellectual Property, and the General Intangibles relating thereto or represented thereby, in each case, that are registered, or subject to an application for registration, in the United States; and
          (2) Following the Discharge of ABL Obligations, each Grantor shall at the time that any supplement referred to in sub-clause (v) below is delivered to the Agent, execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, or supplements thereto, and, subject to the cooperation of the Collateral Agent, shall promptly thereafter file such agreements with the PTO and the United States Copyright Office, as applicable, to further evidence Agent’s Lien on any of such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby, that are described in such supplement;
          (ii) Each Grantor (through itself and its licensees) shall, with respect to Material Intellectual Property which constitutes Collateral, except to the extent Agent may otherwise agree in writing in its sole and absolute discretion with respect to any such Material Intellectual Property, protect and diligently enforce and defend at such Grantor’s expense such Material Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Material Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Material Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Material Intellectual Property, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability (other than with respect to registrations and applications deemed by such Grantor in its reasonable business judgment to be no longer prudent to pursue), (E) take commercially reasonable steps to have all employees and contractors of each Grantor who are involved in the creation or development of Material Intellectual Property sign agreements containing assignment of such Material Intellectual Property rights to such Grantor, (F) and take commercially reasonable steps to maintain the confidentiality of trade secrets that constitute Material Intellectual Property. Each Grantor (through itself and its licensees) further agrees not to do any act or knowingly omit to do any act that results in the abandonment, dilution, impairment, or invalidation of any Material Intellectual Property (other than with respect to registrations and applications deemed by such Grantor in its reasonable business judgment to be no longer prudent to pursue) without the prior written consent of Agent in its sole and absolute discretion. Each Grantor hereby agrees to take the steps described in this Section 6(g)(ii) with respect to all new or acquired Material Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in the conduct of such Grantor’s business;

          (iii) Each Grantor acknowledges and agrees that the Secured Parties have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 6(g)(iii), each Grantor acknowledges and agrees that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Company and shall be chargeable to the Company;
          (iv) Except as provided in clause (vi) below, each Grantor shall promptly file an application with the United States Copyright Office for any Material Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the conduct of such Grantor’s business, except to the extent Agent may otherwise agree in writing in its sole and absolute discretion. Any expenses incurred in connection with the foregoing shall be borne by the Grantors;
          (v) Quarterly, each Grantor shall deliver to the Agent a supplement to Schedule 5 to this Agreement identifying any Intellectual Property registered with, or are subject to an application for registration with, any Governmental Authority of the United States and other Material Intellectual Property that constitutes Collateral as to which any Grantor is the owner or is an exclusive licensee created, established or acquired since the later of the Issue Date and delivery of the last quarterly supplement pursuant to this subsection (v). In the case of such registrations or applications therefor which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of any Material Intellectual Property. Except as required by the Intercreditor Agreement or Section 27 below, none of the Grantors shall be required to make any filings or registrations to perfect or protect the security interests granted herein or in any other Security Document with any Governmental Authority in any jurisdiction (other than in the United States to the extent provided herein) with respect to any Intellectual Property registered, applied for, or otherwise created or established under any such jurisdiction;
          (vi) Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Material Copyright with the United States Copyright Office or any similar office or agency in another country without giving Agent written notice thereof at least three (3) Business Days prior to such filing and complying with Section 6(g)(i). Upon receipt from the United States Copyright Office of notice of registration of any Material Copyright, each Grantor shall promptly (but in no event later than ten (10) Business Days following such receipt or such longer period as Agent may agree) notify (but without duplication of any notice required by Section 6(g)(v)) Agent of such registration by delivering, or causing to be delivered, to Agent, documentation sufficient for Agent to perfect Agent’s Liens on such Material Copyright. In the case of such Material Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than ten (10) Business Days following such acquisition or such longer period as Agent may agree) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Material Copyrights; and

          (vii) Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Material Intellectual Property that by its nature must be kept confidential in order to retain its commercial value, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all material software programs and applications of which it is the owner or licensee.
     (h) Investment Related Property.
          (i) If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests that constitute Collateral after the Issue Date, it shall promptly (and in any event within ten (10) Business Days of acquiring or obtaining such Collateral or such longer period as Agent may agree) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;
          (ii) Upon the occurrence and during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Related Property that constitute Collateral that are received by any Grantor shall be held by the Grantors in trust for the benefit of Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Agent in the exact form received;
          (iii) Each Grantor shall promptly deliver to Agent a copy of each material notice or other material communication received by it in respect of any Pledged Interests;
          (iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to the Indenture or any Additional Pari Passu Agreement;
          (v) Subject to Section 30 of this Agreement, each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Related Property or to effect any sale or transfer thereof;
          (vi) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.
     (i) Transfers and Other Liens. No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral if such sale, assignment, disposition, or grant is prohibited by the Indenture or any Additional Pari Passu Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the

Collateral of any Grantor, except for Permitted Collateral Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent’s consent to any sale or other disposition of any of the Collateral that would be prohibited by the Indenture or any Additional Pari Passu Agreement.
     (j) [Reserved].
     (k) Pledged Notes. Each Grantor (i) without the prior written consent of Agent, will not (A) waive or release any obligation of any Person that is obligated under any of the Material Pledged Notes to the extent such waiver or release is prohibited by the Indenture or any Additional Pari Passu Agreement, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Material Pledged Notes, or (C) other than to the extent not prohibited by the Indenture or any Additional Pari Passu Agreement, assign or surrender their rights and interests under any of the Material Pledged Notes or terminate, cancel, modify, change, supplement or amend the Material Pledged Notes, and (ii) shall provide to Agent copies of all material written notices (including notices of default) given or received with respect to the Material Pledged Notes promptly after giving or receiving such notice.
     (l) Accounts.
          (i) No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor, except in the ordinary course of a Grantor’s business in accordance with practices and policies or as otherwise disclosed to Agent. So long as no Event of Default has occurred and is continuing, the Grantors may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing (and, in the case of any Accounts constituting ABL Priority Collateral, only after the Discharge of ABL Obligations), Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances;
          (ii) Agent shall have the right but only during the existence of an Event of Default (and, in the case of any Accounts or other Collateral constituting ABL Priority Collateral, only after the Discharge of ABL Obligations), in the name of any applicable Grantor, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Accounts or other Collateral, by mail, telephone, facsimile transmission or otherwise.
     (m) Inventory and Equipment.
          (i) Each Grantor agrees to maintain a system of accounting that enables such Grantor to produce financial statements in accordance with United States Generally Accepted Accounting Principles. Each Grantor shall also (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Restricted Subsidiaries’ sales, and (ii) maintain its billing systems/practices substantially as in effect as of the Issue Date and shall only make material modifications thereto with notice to, and with the consent of, Agent (such consent not to be unreasonably withheld);
          (ii) Except as would not be prohibited by the Indenture or any Additional Pari Passu Agreement, no Grantor shall move any Inventory or Equipment (other than vehicles) located in the continental United States that is Collateral to any location outside of the continental

United States unless (1) immediately following such move the Agent’s Lien in such Inventory or Equipment continues to be perfected under applicable Law or all required actions have been taken under applicable Law to cause Agent’s Lien to continue to be perfected under applicable Law, or (2) after such move the aggregate book value of all such Inventory and Equipment located outside of the continental United States does not exceed $3,000,000 at any time;
          (iii) The Grantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); and
          (iv) Each Grantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory.
     (n) Notices. Each Grantor shall notify Agent in writing, promptly after such Grantor’s obtaining knowledge thereof, of any of the following that affects such Grantor: any environmental release by such Grantor or on any Mortgaged Property, which environmental release could reasonably be expected to result in a Material Adverse Change; or receipt of any environmental notice with respect to any Mortgaged Property, if an adverse resolution could reasonably be expected to result in a Material Adverse Change. In the event of any change by any Grantor of (i) such Grantor’s legal name, (ii) such Grantor’s jurisdiction of organization, (iii) such Grantor’s organizational identification number, if any, (iv) such Grantor’s federal taxpayer identification number or (v) such Grantor’s chief executive office, the Grantors will notify Agent thereof within 30 days thereafter and will cause such amendments to any UCC financing statements and other filings or registrations relating to the Collateral as may be required to maintain the perfection and priority of Agent’s security interest in the Collateral of such Grantor.
     (o) Insurance of Collateral; Condemnation Proceeds. The Collateral and the Mortgaged Property will be insured with financially sound and reputable insurance companies that are not Affiliates of any of the Grantors in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties and other assets in localities where the Grantors operate. All proceeds under each policy in respect of Collateral or Mortgaged Property constituting Net Loss Proceeds shall, subject to the Intercreditor Agreement, be payable to Agent as Trust Monies. From time to time upon reasonable request (it being understood that Agent shall be under no obligation to any Secured Party or any Grantor to make any such request), each Grantor shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. The Grantors shall use commercially reasonable efforts (consistent with industry practice) to cause each such policy to include satisfactory endorsements (i) showing Agent as loss payee/mortgagee or additional insured, as appropriate and (ii) requiring 30 days (10 days in the case of nonpayment) prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever (or a lesser period of time reasonably acceptable to Agent). If any Grantor fails to provide and pay for any insurance, Agent may, at its option (but shall not be under any obligation to any Secured Party or any Grantor to), procure the insurance and charge such Grantor therefor. While no Event of Default exists, each Grantor may, but Agent may not, settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, Agent may (but shall not be under any obligation to any Secured Party or any Grantor to) reasonably settle, adjust and compromise such claims.

     (p) Protection of Collateral. All reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by the Grantors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at each Grantor’s sole risk.
     (q) Defense of Title to Collateral. Each Grantor shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Collateral Liens.
     (r) Post-Closing Matters. Each Grantor shall take the actions specified in Schedule 8 within the time periods set forth in Schedule 8. The provisions of Schedule 8 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.
     7. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the Indenture referred to below in the manner so indicated.
          (a) Indenture. In the event of any conflict between any provision in this Agreement and a provision in the Indenture, such provision of the Indenture shall control.
          (b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.
     8. Further Assurances.
          (a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, necessary or that Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral other than, except as expressly set forth herein or as may be required by the Intercreditor Agreement, any action under the Laws of any jurisdiction outside of the United States.
          (b) Each Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, necessary or as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.
          (c) Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in connection with the Indenture or any Additional Pari Passu Agreement in any jurisdiction. Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Agent.
          (d) Each Grantor acknowledges that it is not authorized to file any financing statement, amendment or termination statement with respect to any financing statement filed in connection with this Agreement (other than continuation statements with respect thereto) without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.
     9. Agent’s Right to Perform Contracts, Exercise Rights, Etc.
          (a) Agent may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. Agent need not investigate any fact or matter stated in any such document. Agent shall not be obligated to communicate with or deal in any way with any Secured Party other than the Trustee or any Additional Pari Passu Agent. In determining (x) the amount of Obligations outstanding under the Indenture or any Additional Pari Passu Agreement or (y) whether the consent of any Secured Party to any amendment, waiver or other action under this Agreement or any other Security Document has been obtained, Agent may conclusively rely on any statement by the Trustee or the applicable Additional Pari Passu Agent as to such matter.
          (b) Before Agent acts or refrains from acting, it may require an Officers’ Certificate. Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate. Agent may consult with counsel of Agent’s own choosing and Agent shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.
          (c) Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
          (d) Agent shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement or any Security Document. Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Agreement or any Security Document Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.
          (e) Unless otherwise specifically provided in this Agreement or any Security Document, any demand, request, direction or notice from any Grantor shall be sufficient if signed by an Officer of such Grantor.
          (f) Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document at the request or direction of any of the Secured Parties unless such Secured Parties shall have offered to Agent reasonable security and indemnity reasonably satisfactory to Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
          (g) Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours (but not more than once per year if no Event of Default has occurred and is continuing) the books, records and premises of any Grantor, personally or by agent or attorney at the sole cost of the Grantors, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (h) The rights, privileges, protections and benefits given to Agent, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, Agent in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder or under any Security Document.
          (i) Agent has no duty to inquire whether individuals providing officers’ certificates or otherwise acting on behalf of the Company are authorized at such time to take such specified actions.
          (j) The permissive right of Agent to take or refrain from taking any actions enumerated in this Agreement or any Security Document shall not be construed as a duty.
          (k) In the event that Agent (in such capacity or in any other capacity hereunder or under any Security Document) is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Security Document, or in the event that Agent is unsure as to the application of any provision of this Agreement or any Security Document, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any Security Document permits any determination by or the exercise of discretion on the part of Agent or is silent or is incomplete as to the course of action that Agent is required to take with respect to a particular set of facts, Agent shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Noteholders and the holders of any Indebtedness constituting Permitted Additional Pari Passu Obligations requesting instruction as to the course of action to be adopted, and to the extent Agent acts in good faith in accordance with any written instructions received from a majority in aggregate principal amount of the aggregate of (x) then outstanding Notes and (y) any Indebtedness constituting Permitted Additional Pari Passu Obligations, Agent shall not be liable on account of such action to any Person. If Agent shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Noteholders and the holders of any Indebtedness constituting Permitted Additional Pari Passu Obligations and Agent shall have no liability to any Person for such action or inaction.
          (l) Any application by Agent for written instructions from the Company may, at the option of Agent, set forth in writing any action proposed to be taken or omitted by Agent under this Agreement or any other Security Document and the date on and/or after which such action shall be taken or such omission shall be effective. Agent shall not be liable for any action taken by, or omission of, Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.
          (m) Agent in its individual or any other capacity may become the owner or pledgee of Obligations and may otherwise deal with any Grantor or any Affiliate of any Grantor with the same rights it would have if it were not Agent.
          (n) Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or any other Security Document, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received by it in accordance with the terms hereof) for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Lien on any Collateral, and it shall not be responsible for any statement or recital herein or any statement in this Agreement or any Security Document.
          (o) Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) (i) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (ii) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (iii) shall have the right to request that any Capital Stock that is pledged hereunder be registered in the name of Agent or any of its nominees.
          (p) To the extent not set forth herein, Agent shall enjoy all other rights, protections, immunities and indemnities granted to it under the Indenture as though set forth herein. Agent hereunder shall act solely as the agent of the Secured Parties and, by virtue of this Agreement, does not assume any fiduciary obligation or relationship of trust with or for the Secured Parties.
     10. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Indenture or any Additional Pari Passu Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:
     (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;
     (b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;
     (c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;
     (d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;

     (e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;
     (f) to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and
     (g) Agent, on behalf of Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.
     To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.
     11. Agent May Perform. If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by the Grantors.
     12. Agent’s Duties.
          (a) If an Event of Default has occurred and is continuing and Agent has received written notice thereof from the Company, the Trustee, any Additional Pari Passu Agent or the Required Secured Parties, Agent may exercise such of the rights and powers vested in it by this Agreement and the Security Documents, and unless Agent has requested instruction pursuant to Section 9(k) hereof or has otherwise received appropriate direction from those entitled to provide it, Agent shall use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) Except during the continuance of an Event of Default:
          (i) the duties of Agent shall be determined solely by the express provisions of this Agreement and Agent need perform only those duties that are specifically set forth in this Agreement and the Security Documents and no others, and no implied covenants or obligations shall be read into this Agreement or the Security Documents against Agent; and
          (ii) in the absence of gross negligence, willful misconduct or bad faith on its part, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to Agent.
          (c) Agent may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
          (i) this paragraph does not limit the effect of paragraph (b) or (e) of this Section 12;

          (ii) Agent shall not be liable for any error of judgment made in good faith by an officer of Agent, unless it is proved that Agent was grossly negligent in ascertaining the pertinent facts; and
          (iii) Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 16 hereof or otherwise in accordance with the direction of the Required Secured Parties, or for the method and place of conducting any proceeding for any remedy available to Agent, or exercising any trust or power conferred upon Agent, under this Agreement or any Security Document.
          (d) Whether or not therein expressly so provided, every provision of this Agreement or any provision of any Security Document that in any way relates to Agent is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 12.
          (e) No provision of this Agreement or any Security Document shall require Agent to expend or risk its own funds or incur any liability. Agent shall be under no obligation to exercise any of its rights and powers under this Agreement or any Security Document at the request of any Secured Parties, unless such Secured Parties shall have offered to Agent security and indemnity satisfactory to it against any loss, liability or expense.
          (f) Agent shall not be liable for interest on any money received by it except as Agent may agree in writing with the Grantors. Money held in trust by Agent need not be segregated from other funds except to the extent required by law.
          (g) At any time or times, for the purpose of meeting the Laws of any jurisdiction in which any of the Collateral may at the time be located, the Company and Agent shall have power to appoint agents and sub-agents to the extent permitted under the Indenture and each Additional Pari Passu Agreement, if any.
          (h) The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.
     13. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent’s designee may, subject to applicable Laws and the Security Documents, (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Agent, for the benefit of the Secured Parties, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Obligations under the Indenture, each Additional Pari Passu Agreement, if any, and the Security Documents.
     14. Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner. For the avoidance of doubt, the Grantors acknowledge that such private sale for security laws purposes can be a public sale for purposes of the Code.
     15. Voting and Other Rights in Respect of Pledged Interests.
          (a) Upon the occurrence and during the continuation of an Event of Default and subject to the terms of the Intercreditor Agreement, (i) Agent may, at its option, and with two (2) Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights or otherwise own or manage such Grantor, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.
          (b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent or the other Secured Parties or the value of the Pledged Interests.
     16. Remedies. Upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement:
     (a) Agent may, and, at the instruction of the Required Secured Parties, shall exercise in respect of the Collateral and Mortgaged Property, in addition to other rights and remedies provided for herein, in the Indenture, any Additional Pari Passu Agreement and the other Security Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and Mortgaged Property and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days (or such lesser time as may be reasonable) notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.
     (b) Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Agent.
     (c) Agent may, in addition to other rights and remedies provided for herein, in the Indenture, any Additional Pari Passu Agreement or the other Security Documents, or otherwise available to it under applicable Law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.
     (d) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Obligations in the order set forth in Annex 1. In the event the proceeds of Collateral are insufficient to satisfy all of the Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.
     (e) Each Grantor hereby acknowledges that the Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent.
     17. Remedies Cumulative. Each right, power, and remedy of Agent as provided for in this Agreement or in the Indenture, any Additional Pari Passu Agreement or the other Security Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the Indenture, any Additional Pari Passu Agreement or the other Security Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent of any or all such other rights, powers, or remedies.
     18. Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
     19. Indemnity and Expenses.
          (a) Each Grantor agrees to indemnify Agent and the Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) arising out of or resulting from this Agreement (including enforcement of this Agreement), the Indenture, any Additional Pari Passu Agreement or any other Security Document to which such Grantor is a party, except claims, losses or liabilities resulting from (i) the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction or (ii) a claim brought by the Company or any other Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations under this Agreement, the Indenture, any Additional Pari Passu Agreement or any other Security Document, if the Company or such other Grantor has obtained a final non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Indenture and each Additional Pari Passu Agreement, if any, and the repayment of the Obligations.
          (b) The Grantors, jointly and severally, shall, upon demand, pay to Agent all the expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement, the Indenture, any Additional Pari Passu Agreement and the other Security Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
     20. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE INDENTURE, ANY ADDITIONAL PARI PASSU AGREEMENT, AND THE OTHER SECURITY DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY

NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be made in accordance with the terms of the Indenture and each Additional Pari Passu Agreement, if any, and unless in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each Grantor to which such amendment applies.
     21. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Indenture, to any of the Grantors at the address of the Company specified in the Indenture and in the case of any Additional Pari Passu Agent, at the address specified in the applicable Additional Pari Passu Agreement or the applicable Additional Pari Passu Joinder Agreement, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.
     22. Continuing Security Interest: Assignments Under Indenture and Additional Pari Passu Agreements. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in accordance with the provisions of the Indenture and each Additional Pari Passu Agreement, if any, (b) be binding upon each Grantor, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Noteholder and any holder of any Permitted Additional Pari Passu Obligations may, in accordance with the provisions and any of the Indenture or the applicable Additional Pari Passu Agreement, assign or otherwise transfer all or any portion of its rights and obligations thereunder to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Noteholder or holder herein or otherwise. Upon payment in full of the Obligations in accordance with the provisions of the Indenture and each Additional Pari Passu Agreement, if any, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors or any other Person entitled thereto. At such time, Agent will authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture, any other Security Document or any Additional Pari Passu Agreement, or any other instrument or document executed and delivered by any Grantor to Agent, nor the taking of further security, nor the retaking or re-delivery of the Collateral to any Grantor by Agent, nor any other act of a Secured Party, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Indenture and any applicable Additional Pari Passu Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion. The Security Interest securing the Obligations securing the Notes will be released, in whole or in part, as provided in Section 11.03 of the Indenture. The Security Interests securing the Permitted Additional Pari Passu Obligations of any series will be released, in whole or in part, as provided in Additional Pari Passu Agreement governing such obligations.

     23. Governing Law.
          (a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 23(b).
          (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     24. New Subsidiaries. Pursuant to Section 4.15 of the Indenture, certain Subsidiaries (whether by acquisition or creation) of the Company are required to enter into this Agreement by executing and delivering in favor of Agent a Joinder Agreement. Upon the execution and delivery of a Joinder Agreement by any such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.
     25. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of each Secured Party.
     26. Miscellaneous.
          (a) This Agreement is a Security Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.
          (b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
          (c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
          (d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
          (e) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
          (f) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.
          (g) All of the annexes, schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
     27. ABL Priority Collateral; Etc. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver or grant control over ABL Priority Collateral to Agent shall be deemed satisfied by delivery of or granting control over such ABL Priority Collateral to the ABL Agent (as defined in the Intercreditor Agreement) as bailee for Agent pursuant to the Intercreditor Agreement. Prior to the Discharge of ABL Obligations, each Grantor agrees that, in the event any Grantor, pursuant to the ABL

Security Documents, takes any action to grant or perfect a Lien in favor of the ABL Agent in any assets (other than Excluded Foreign Collateral (as defined in the Intercreditor Agreement)), such Grantor shall also take such action, subject to the cooperation of the Agent, to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of Agent to secure the Obligations without request of Agent. The parties hereto acknowledge and agree that pursuant to the ABL Credit Agreement (as defined in the Intercreditor Agreement), the Grantors may from time to time seek Collateral Access Agreements (as defined in the ABL Credit Agreement) or similar agreements with landlords or bailees of a Grantor (collectively, “Third Party Agreements”). To the extent any such Third Party Agreement is being sought in favor of the ABL Agent (as defined in the Intercreditor Agreement), the applicable Grantor shall, subject to the cooperation of the Agent, use commercially reasonable efforts to cause a substantially identical agreement to be executed in favor of the Agent; provided, however, that if the terms of any such Third Party Agreement are not acceptable to the Agent, then the applicable Grantor shall not be required to obtain such Third Party Agreement in favor of the Agent and the Grantor shall not be prevented from obtaining any such Third Party Agreement in favor of the ABL Agent (as defined in the Intercreditor Agreement).
     28. Permitted Additional Pari Passu Obligations. On or after the Issue Date, the Company may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by an executive officer of the Company (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee); and (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit E). Notwithstanding anything to the contrary contained herein, with respect to any Additional Pari Passu Agreement the Agent shall have no responsibility for, or any duty to inquire as to, any matter pertaining to such Additional Pari Passu Agreement (or the contents thereof) or the compliance of any Grantor or Additional Pari Passu Agent with the terms thereof; provided, however, that the foregoing in no way limits or alters the obligations, duties or responsibilities of Wells Fargo Bank, National Association in its capacity as an Additional Pari Passu Agent. Without limiting the foregoing, in the event Agent is required to take action hereunder and such action is conditioned upon compliance with the terms of any Additional Pari Passu Agreement, Agent shall be entitled to request, and be fully protected in relying upon, an officer’s certificate of the relevant Grantor or the applicable Additional Pari Passu Agent that such action is permitted or authorized under the terms of such Additional Pari Passu Agreement. To the extent such Additional Pari Passu Agreement grants any rights, protections, immunities or indemnities thereunder to the Agent, the Company and each applicable additional Grantor agrees that the Agent is an express third-party beneficiary thereunder.
     29. Intercreditor Matters. By accepting the benefits of this Agreement and the other Security Documents, each Secured Party agrees that it is bound by (i) the terms of the Intercreditor Agreement applicable to such Secured Party and (ii) the provisions of Annex 1.
     30. Special Provisions Regarding Pledges of Stock and Promissory Notes in Non-Qualified Jurisdictions. The parties hereto acknowledge and agree that the provisions of the Indenture, any Additional Pari Passu Agreement, this Agreement and certain other Security Documents executed and delivered by the Company and any Guarantor may require that, among other things, certain Capital Stock and promissory notes be pledged to the Agent to secure the Obligations. The parties hereto further acknowledge and agree that, to the extent provided in this Agreement and the other applicable Security Documents, the Company and each Guarantor shall be required to take all actions under the laws of the

United States (and, in the case of Capital Stock of Exide C.V. to the extent constituting Collateral hereunder, the Netherlands) to perfect the security interests in the Capital Stock and promissory notes. Except as provided in the immediately preceding sentence, to the extent the Indenture, any Additional Pari Passu Agreement, this Agreement or any other Security Document requires or provides for the pledge of Capital Stock or promissory notes issued by any Person organized under the laws of a jurisdiction other than the United States, it is acknowledged and agreed that no actions have been or shall be required to be taken to perfect, under local law of the jurisdiction of the Person who issued such Capital Stock or promissory notes, any Lien under the Indenture, any Additional Pari Passu Agreement, this Agreement or any other Security Documents (unless an Event of Default shall have occurred and be continuing, in which event the applicable Grantors shall be required to take all necessary actions and such other actions as Agent may reasonably request to perfect Agent’s Lien in such Capital Stock or promissory note).
[Signature pages follow]

     IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	EXIDE TECHNOLOGIES, a Delaware corporation
	By:	/s/ Brad S. Kalter
		Name:	Brad S. Kalter
		Title:	Vice President, Deputy General Counsel and Corporate Secretary

Exide Technologies
US Security Agreement — Signature Page

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent
	By:	/s/ Stefan Victory
		Name:	Stefan Victory
		Title:	Vice President

Exide Technologies
US Security Agreement — Signature Page